Exhibit 10.26

June 9, 2021

James Liebscher

[***]

Subject: Offer of Employment

Dear James,

It is with great pleasure that I offer you a full-time employment position at Solid Power, Inc. (“Company”) under the exempt position of Lead Corporate Attorney reporting to the President of Solid Power, Dave Jansen.

The terms of this offer are as follows:

1.

Your employment with the Company shall be in accordance with the terms of a Confidential Information, Invention Assignment and Arbitration Agreement (PIIA). The PIIA shall be signed by both parties on, or prior to, your employment start date.

2.

This offer is subject to Company’s receipt of documentation to satisfy the I9 requirements establishing your legal authorization to work in the United States of America and the Company’s satisfactory completion of reference checks.

3.

An annual salary of $240,000 paid according to the company’s standard payroll frequency which is currently semimonthly, on the 10th and the 25th, as well as annual bonus opportunities. Your bonus opportunity for 2021 shall potentially be up to 30% of your base salary dependent on the achievement of both your personal goals for 2021 and the company corporate goals as approved by the Company’s Board of Directors.

4.	Eligibility for all company benefits effective your start date with the exception of 401k. Participation eligibility for this plan is August 1, 2021. Current benefits include:
•	Comprehensive health insurance plans, including medical, dental and vision, with base employee health coverage at no cost to the employee.
•	Company paid Short-Term Disability (STD) and Long-Term Disability (LTD) insurance.
•	Company paid Life/Accident Death & Dismemberment (AD&D) insurance with the option to purchase additional insurance for employee and dependents.
•	Supplemental Accident insurance, Employee Assistance Plan (EAP), Health Savings Account (HSA) and Flexible Savings Account (FSA) available.
•	Unlimited Paid Time Off (PTO) policy and Six (6) Paid Holidays.
•	Up to six (6) Weeks Paid FMLA Leave.
•	$100/month cell phone reimbursement.
•	401(k) retirement plan with a company match up to 4% of annual salary – fully vested.
•	Participation in the Company’s Equity Incentive plan.

Your employment start date is anticipated to be June 11th. Kindly affirm your acceptance of this offer by signing and dating below and returning to the Company. Please feel free to contact Steve Fuhrman at [***] or [***] regarding any details of this offer.

Signed,	Signed,

/s/ Doug Campbell	/s/ James Liebscher
Doug Campbell, CEO	James Liebscher
June 9, 2021	Date:	6/9/2021

486 S. Pierce Ave., Suite E • Louisville, CO 80027 • www.solidpowerbattery.com